
<ARTICLE> 5
<LEGEND>
Financial Data Schedule - Exhibit 27
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               SEP-30-1998
<CASH>                                              40
<SECURITIES>                                         0
<RECEIVABLES>                                      969
<ALLOWANCES>                                        29
<INVENTORY>                                        315
<CURRENT-ASSETS>                                  1440
<PP&E>                                            8491
<DEPRECIATION>                                    3742
<TOTAL-ASSETS>                                    8037
<CURRENT-LIABILITIES>                             1151
<BONDS>                                           2983
<PREFERRED-MANDATORY>                               75
<PREFERRED>                                          0
<COMMON>                                             2
<OTHER-SE>                                        2257
<TOTAL-LIABILITY-AND-EQUITY>                      8037
<SALES>                                           3636
<TOTAL-REVENUES>                                  3636
<CGS>                                             2105<F1>
<TOTAL-COSTS>                                     2105<F1>
<OTHER-EXPENSES>                                   352<F1>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                 196
<INCOME-PRETAX>                                    470
<INCOME-TAX>                                       118
<INCOME-CONTINUING>                                318
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       318
<EPS-PRIMARY>                                     2.01<F2>
<EPS-DILUTED>                                     1.94<F2>

<F1>Cost of goods sold and total costs are exclusive of depreciation and amortization which is shown on the other expense line in the Financial Data Schedule.
<F2>Effective in 1997, SFAS No. 128, established new standards for computing and presenting earnings per share (EPS). In the Financial Data Schedule, Praxair's Basic EPS is presented on the "EPS-Primary" line and Diluted EPS is presented on the "EPS-Diluted" line. Diluted EPS is consistent with Praxair's previously disclosed amounts.

